Exhibit 99.1


[LOGO] OPTION ONE                                               [LOGO] H&R BLOCK
       MORTGAGE

       an H&R BLOCK company

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attention: Mortgage Finance

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Trust Administration CIO501
March 10, 2006
Inv#294

Re: Citigroup Mortgage Loan Trust, Series 2005-OPT1 Asset Backed Pass-Through Certificates Series 2005-OPT1

      Pursuant to Section 3.20 of the Pooling and Servicing Agreement, dated and effective as of February 1, 2005, among Citigroup Mortgage Loan Trust Inc., as Depositor, Option One Mortgage Corporation, as Servicer, and Deutsche Bank National Trust Company as Trustee, (the "Servicing Agreement"), enclosed is the required officer's certificate of compliance.

If you have any questions, please contact Elizabeth Nguyen at (949) 727-8226 or email: Elizabeth.Nguyen@oomc.com


Option One Mortgage Corporation
6501 Irvine Center Drive
Irvine, CA 92618



www.optiononeonline.com
                     6501 Irvine Center Drive o Irvine o California o 92618-2304
                                        o 949.790.3600 o Fax 949.790.8581 [LOGO]

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                           OFFICER'S CERTIFICATE

                        ANNUAL STATEMENT OF THE SERVICER


      I, Fabiola Camperi, the duly appointed Chief Servicing Officer of Option One Mortgage Corporation, the Servicer, hereby certify that (i) a review of the activities of the Servicer during the calendar year ended December 31, 2005 and of performance under the Servicing Agreement, as defined in the cover letter, has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement during such year.

                                    By: /s/ Fabiola Camperi
                                        --------------------------
                                    Name: Fabiola Camperi
                                    Title: Chief Servicing Officer
                                    Date: February 28, 2006